UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2010
LifeVantage Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California	92127

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 312-8000

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The annual meeting of stockholders of LifeVantage, Inc. (the “Company”) was held on November 19, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement which describes in detail each of the three proposals submitted to the Company’s stockholders at the meeting. The final results for the votes cast with respect to each proposal are set forth below.
     Proposal 1: Election of Directors
     Our stockholders elected each of the eight directors nominated by our Board of Directors to serve until the next annual meeting and until their successors are duly elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	For	Withheld	Broker Non-Votes
David W. Brown	9,200,590	13,025,489	25,518,371
James D. Crapo	21,482,846	743,233	25,518,371
Joe McCord	22,048,039	178,040	25,518,371
Richard Doutre Jones	9,200,590	13,025,489	25,518,371
Garry Mauro	10,180,774	12,045,305	25,518,371
Douglas C. Robinson	21,969,049	257,030	25,518,371
C. Mike Lu	21,969,049	257,030	25,518,371
Kay Stout Manovich	21,969,049	257,030	25,518,371
     Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
     Our stockholders ratified the selection of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending June 30, 2011. The tabulation of votes on this matter was as follows: 44,783,207 votes for; 63,302 votes against; 2,897,941 abstentions; and 0 broker non-votes.
     Proposal 3: Approval of 2010 Long Term Incentive Plan
     Our stockholders approved the creation of the 2010 Long Term Incentive Plan as submitted and described in the proxy statement. The tabulation of votes on this matter was as follows: 14,093,409 votes for; 7,587,918 votes against; 544,752 abstentions; and 25,518,371 broker non-votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 26, 2010	LifeVantage Corporation
	By:	/s/ Carrie E. McQueen
Carrie E. McQueen
Chief Financial Officer, Secretary & Treasurer